Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 26, 2021

Duck Creek Technologies, Inc. 22 Boston Wharf Road, Floor 10 Boston, MA 02210

RE:	Duck Creek Technologies, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Duck Creek Technologies, Inc., a Delaware corporation (the “Company”), in connection with the public offering by (a) the Company of 80,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (b) certain selling stockholders (the “Selling Stockholders”) of an aggregate of 9,120,000 shares of Common Stock (including up to 1,200,000 shares of Common Stock subject to an option granted to the underwriters to purchase additional shares) (the “Secondary Shares”). The Company Shares and the Secondary Shares are collectively referred to herein as the “Shares”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 of the Company relating to the Shares filed on January 26, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated January 26, 2021 (the “Prospectus”), which forms a part of and is included in the Registration Statement;

Duck Creek Technologies, Inc.

January 26, 2021

(c) the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and BofA Securities, Inc., as representatives of the several Underwriters named therein (the “Underwriters”) and the Selling Stockholders, relating to the sale by the Company to the Underwriters of the Company Shares and the sale by the Selling Stockholders to the Underwriters of the Secondary Shares, filed as Exhibit 1.1 to the Registration Statement;

(d) an executed copy of a certificate of Christopher Stone, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e) a copy of the Company’s Certificate of Incorporation, in effect as of as August 7, 2020, as certified pursuant to the Secretary’s Certificate;

(f) a copy of the Company’s Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware as of as of January 26, 2021, and in effect as of August 18, 2020, January 26, 2021 and the date hereof, and as certified pursuant to the Secretary’s Certificate (the “Amended and Restated Certificate of Incorporation”);

(g) a copy of the Company’s Bylaws, in effect as of August 7, 2020, as certified pursuant to the Secretary’s Certificate;

(h) a copy of the Company’s Amended and Restated Bylaws, in effect as of August 18, 2020, and January 26, 2021 and the date hereof, as certified pursuant to the Secretary’s Certificate (the “Amended and Restated Bylaws”; and

(i) copies of certain resolutions of the Board of Directors of the Company, adopted on August 7, 2020 and August 18, 2020, relating to the initial issuance of the Shares, and January 26, 2021, relating to the sale of Shares by the Company and the Selling Stockholders, and certain resolutions of the Audit Committee thereof, adopted on January 26, 2021, related to the sale of the Shares by the Company and the Selling Stockholders, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

Duck Creek Technologies, Inc.

January 26, 2021

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received the consideration for the Secondary Shares set forth in the underwriting agreement, dated as of August 13, 2020, among the Company, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein and the applicable board resolutions and (ii) the issuance of the Secondary Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement. In addition, we have assumed that the issuance of the Secondary Shares did not and the issuance of the Company Shares will not violate or conflict with any agreement or instrument binding on the Company except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended August 31, 2020.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance and sale of the Company Shares and related matters, including the price per share of the Company Shares; (iv)

Duck Creek Technologies, Inc.

January 26, 2021

the Company Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Company Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Share.

2. The Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP